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                                                                    EXHIBIT 4

                                THE GMIS INC.
                           1995 STOCK OPTION PLAN

    1. PURPOSE. The purpose of the GMIS Inc. 1995 Stock Option Plan (the "Plan") is to enable GMIS Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

    2. STOCK SUBJECT TO THE PLAN. The Company may issue and sell a total of 1,000,000 shares of its Common Stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

    3. ADMINISTRATION. The Plan will be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board. If a Committee is not so established, the Board will perform the duties and functions ascribed herein to the Committee. To the extent required by the applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934, except as otherwise provided herein, no member of the Committee shall have received an option under the Plan or any other plan within one year before his or her appointment or such other period as may be prescribed by said Rule. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or caused to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

    4. ELIGIBILITY. Options may be granted under the Plan to present or future key employees and directors of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to consultants to the Company or a Subsidiary who are not employees. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof), provided, no individual may receive, in any one calendar year, options to purchase in excess of 200,000 shares of Common Stock.

    5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

         (a) OPTION PERIOD. The period during which an option may be exercised will be fixed by the Committee and will not exceed 10 years from the date the option is granted.

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         (b)  EXERCISE OF OPTIONS.  An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

         (c) PAYMENT OF EXERCISE PRICE. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years.

         (d) RIGHTS AS A STOCKHOLDER. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

         (e) NONTRANSFERABILITY OF OPTIONS. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution; and each such option may be exercised during the optionee's lifetime only by the optionee.

         (f) TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless otherwise provided by the Committee in its sole discretion, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of termination of employment or service (or, if earlier, the date specified in the option agreement); provided, however, that options granted to non-employee directors shall terminate as provided in Paragraph 6 hereof. Unless otherwise provided by the Committee in its sole discretion, if an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

         (g) OTHER PROVISIONS. The Committee may impose such other conditions with respect to the exercise of options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

    6. GRANTS TO NON-EMPLOYEE DIRECTORS. Each non-employee director who is a non-employee director for the Company on the last day of 1994, 1995 or a calendar year thereafter or who has ceased to be a director during such calendar year due to his death or retirement at an age greater than 65 shall automatically be granted non-qualified options to purchase 7,500 shares of Common Stock for 1994, 6,000 shares of Common Stock for 1995 and 5,000 shares of Common Stock for each year thereafter on January 1 of the next following calendar year at a purchase price per share equal to 100% of the fair market value per share on the date of grant. On January 1, 1995, the Company shall also grant to each non-employee director


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who is also a member of the Executive Committee of the Board of Directors an
additional non-qualified option to purchase 7,500 shares of Common Stock on the same terms. An additional one-time grant shall be made to each director who has served as a director of the Company for more than one year of (i) a non-qualified option to purchase 7,500 shares of Common Stock at their fair market value as of the date of grant and (ii) if such director is also a member of the Executive Committee of the Board of Directors, an additional option to purchase 7,500 shares of Common Stock on the same terms; provided that this one-time grant provision shall expire after January 1, 1996. Payment of the purchase price for the shares to be delivered upon exercise of any non-employee director's option may be made in whole or in part by delivery and assignment to the Company of shares of Common Stock. A non-employee director may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with the requirements of Paragraph 5 hereof. All options granted to non-employee directors shall vest and become exercisable one year from the date they are granted. Any option granted to a non-employee director after January 1, 1996 shall terminate ten years from the date of grant. Options granted prior to January 1, 1996 shall terminate (i) immediately upon resignation or removal for cause, (ii) three months following the date that the non-employee director ceases service for reasons other than cause, resignation, retirement, death or disability, and (iii) one year following the date that the non-employee director ceases service as a result of retirement, death or disability; provided, however, that options subject to clauses (ii) and (iii) with respect to reasons for ceasing service as a director other than retirement shall be exercisable only to the extent such options were exercisable on the date the non-employee director ceased serving as a director.


    7.   CAPITAL CHANGES, REORGANIZATION, SALE

         (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

         (b) CASH, STOCK OR OTHER PROPERTY FOR STOCK. Except as provided in subparagraph (c) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionees shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part to the extent permitted by the option agreement, and, if the Committee in its sole discretion shall determine, may exercise the option whether or not the vesting requirements set forth in the option agreement have been satisfied.

         (c) CONVERSION OF OPTION ON STOCK FOR STOCK EXCHANGE. If the Stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock


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    but instead shall terminate in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The Board shall determine in its sole discretion if the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

         (d) FRACTIONAL SHARES. In the event of any adjustment in the number of shares converted by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

    (3) DETERMINATION OF BOARD TO BE FINAL. All adjustments under this Paragraph 7 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

    8. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, the amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Stockholders of the Company as provided by Rule 16b-3 under the Securities Exchange Act of 1934. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

    9. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

    10. GOVERNING LAW. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

    11. TERM OF THE PLAN. The Plan shall be effective as of December 8, 1994, the date on which it was adopted by the Board, subject to the approval of the Stockholders of the Company at the next Annual Meeting of Stockholders. The Plan will terminate on December 8, 2004, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).


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